Immediate Release
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Erika Nielsen
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BORGWARNER APPOINTS
JAMES R. VERRIER CHIEF EXECUTIVE OFFICER

Current CEO Timothy M. Manganello to Retire after 32 Year Career with BorgWarner

Auburn Hills, Michigan, November 15, 2012 - The BorgWarner Board of Directors today announced the appointment of James R. Verrier, 49, to president and chief executive officer effective January 1, 2013, at which time he will also join the Board of Directors. Effective on the same date, current chairman and chief executive officer, Timothy M. Manganello, 62, will continue as executive chairman of the company until his planned retirement at the April 24, 2013 annual meeting, at which time he will step down from the Board. The Board also announced that at the time of Manganello's retirement, the company's present lead director, Alexis P. Michas, will become non-executive chairman.
Verrier has held positions of increasing responsibility during his 23 years with the company. He currently serves as president and chief operating officer. Previous positions include president and general manager BorgWarner Morse TEC and vice president and general manager BorgWarner Turbo Systems, passenger car products based in Germany.
“I am very proud of what we have accomplished over the past ten years. However, I feel now is the right time to turn over the leadership of the company. James is a proven leader who will continue to motivate our teams to deliver results. Under James' watch, I foresee continued success by BorgWarner for many years to come,” said Timothy M. Manganello, Chairman and CEO. “Most importantly, I want to thank all the BorgWarner employees and our Directors for making my career at BorgWarner very enjoyable.”

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BorgWarner Inc. (BorgWarner Appoints James R. Verrier Chief Executive Officer)-2

“We have been consistently impressed with Tim's leadership, his focus on technology and the industry leading performance of the company during Tim's ten years as the CEO,” said Alexis P. Michas, lead director of the company. “The transformation that has occurred in those years is remarkable. Sales have grown to over $7 billion, market cap has increased over six times since 2003, and the company achieved regional and customer diversification that is the envy of its peers. Tim led BorgWarner to the ranks of a premier auto supplier, earned the respect of the global industry, and has positioned the company well for continued growth. We thank Tim for his valuable contributions and unmatched dedication.”
About BorgWarner
Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a technology leader in highly engineered components and systems for powertrain applications worldwide. Operating manufacturing and technical facilities in 57 locations in 19 countries, the company develops products to improve fuel economy, reduce emissions and enhance performance. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. For more information, please visit www.borgwarner.com

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